EXHIBIT 99.1



Gasco
-------
Energy


For Release at 4:45 PM EDT on, Tuesday, May 2, 2007

                    GASCO ENERGY ANNOUNCES FIRST QUARTER 2007
                        FINANCIAL AND OPERATIONAL RESULTS

DENVER - May 2, 2007 - (PRNewswire) - Gasco Energy (AMEX: GSX) today reported its financial and operating results for the quarter ended March 31, 2007.

Financial Results
For the first quarter 2007, Gasco reported a net loss attributable to common shareholders of $0.2 million, or breakeven results of $0.00 per share, as compared to $0.2 million, or breakeven results of $0.00 per share, for the same period in 2006. All per share figures are basic and diluted.

Total revenues were $6.4 million, as compared to $7.3 million in the first quarter 2006. The 11.3% decrease in total revenue is attributed primarily to a reduction in interest income due to lower cash balances carried by the Company in the first quarter.

Oil and gas sales for the first quarter 2007 were unchanged at $5.9 million as compared to $5.9 million for the same period in 2006. Average prices received in the first quarter for oil and gas sales were lower by $1.03 per thousand cubic feet of natural gas (Mcf) and $11.70 per barrel as compared to the first quarter 2006. Gathering revenues were also unchanged at $0.5 million for both reporting periods.

Depletion depreciation and amortization (DD&A) was $2.3 million for the first quarter of 2007 as compared to $2.8 million for the same period in 2006. Lower DD&A is attributed to a lower depletion base due to an impairment charge incurred by Gasco in the second quarter of 2006. On a per-unit basis, DD&A for the first quarter 2007 was $2.22 per Mcfe as compared to $3.14 per Mcfe for the same period in 2006.

The Company also lowered its general administrative expense (G&A) to $2.3 million in the first quarter of 2007 from $2.7 million in the first quarter of 2006. The 13% decrease in G&A expense for the quarter is primarily due to lower consulting and legal expenses partially offset by the hiring of additional personnel. G&A expense includes $1.0 million in expenses in both the 2007 and 2006 periods related to employee share-based compensation, a non-cash item. On a per-unit basis, G&A for the first quarter 2007 was $2.21 per Mcfe as compared to $2.98 per Mcfe for the same period in 2006.

Net cash provided by operating activities for the first quarter of 2007 was a record $1.7 million as compared to $1.1 million in the same period of 2006.

Quarterly Production
Cumulative net production for the quarter ended March 31, 2007 was 1,051 million cubic feet of natural gas equivalents (MMcfe), a decrease of 4% from fourth quarter 2006 net production of 1,092 MMcfe, and 17% above first quarter 2006's production of 901 MMcfe. Net production for the quarter varied by 7% from the volumes based on field estimates reported in the Company's operations update dated April 12, 2007. The previously announced severe cold weather experienced in the field during January 2007 had a greater impact on field production than reflected in our earlier estimate. The field estimates for production, while generally reliable, are subject to fluctuations, both positive and negative, to actual volumes sold in the quarter.

For the first quarter of 2007, the average price received for sales of Gasco's natural gas and liquids was $5.47 per Mcf and $45.38 per barrel of liquid hydrocarbons. This compares to $6.50 per Mcf and $57.08 per barrel for the same period in 2006. The Company has no hedges in place, but recently sold forward


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approximately  18,000  MMBtu  per day of  gross  natural  gas  production  for a one-year period. It will receive the first-of-the-month IFERC CIG index price, net of transportation, marketing and fuel expenses. The total quantity sold forward represents approximately 81% of the average of first quarter 2007 gross daily gas production.

Operations Update & Subsequent Events
     - The Company's cash and cash equivalents position at March 31, 2007 was approximately $6.5 million. Gasco recently completed a secondary offering of 10 million shares of common stock at $1.93 per share, the proceeds of which were approximately $19.2 million net of offering-related expenses. The Company intends to use the net proceeds of this offering for general corporate purposes.

     - The Board of Directors approved an initial capital expenditure budget for 2007 of $40 million for 10 net wells and associated pipelines and facilities in the Riverbend Project of Utah's Uinta Basin.

     - One-hundred linear miles of high resolution 2-D seismic program have been shot by CGG Veritas in the eastern portion of the Riverbend Project area, and are currently being processed. An additional 89 linear miles are expected to be shot by the end of the second quarter. Seismic is expected to help delineate structural features and provide further definition of the Blackhawk marine trends.

     - Gasco continues to drill with three rigs. The recently delivered Nabors Rig 99 is drilling its first well. Gasco released its Company-owned Frontier Rig 6. This rig is currently drilling for another operator under a one-year contract. Nabors rigs 270 and 611 continue drilling Riverbend Project wells.


Mancos Shale Test - Riverbend Project, Utah
Gasco is nearing total depth of 16,680 feet, drilling on its 80th day, on a deep well to test the productive potential of the Wasatch, upper and lower Mesaverde and Blackhawk formations, the Mancos Shale, and Dakota / Morrison sandstones. During drilling, the well encountered numerous gas shows in the target intervals along with gas flares and indicated over-pressuring from mud weights in the deeper horizons, specifically in the Mancos Shale and associated sandstones. While these shows indicate the presence of hydrocarbons, open-hole logging and completion testing are necessary to evaluate the resource potential from the Federal 14-31.


Conference Call
A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Thursday, May 3, 2007 to discuss first quarter 2007 financial and operating results. You are invited to listen to the call which will be broadcast live over the Internet at www.gascoenergy.com.

Date:             Thursday, May 3, 2007

Time:             11:00 a.m. EDT
                  10:00 a.m. CDT
                   9:00 a.m. MDT
                   8:00 a.m. PDT

Call:             (866) 392-4171 (US/Canada) and (706) 634-6345 (International),
                  passcode 7569462

Internet:         Live and rebroadcast over the Internet:  log on to
                  www.gascoenergy.com
                  -------------------

Replay: Available through Saturday, May 5, 2007 at (800) 642-1687 (US/Canada) and (706)645-9291 (International) using passcode 7569462 and for 30 days at www.gascoenergy.com
                                             -------------------


         [Financial and Operational Tables Accompany this News Release]

      The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-Q dated May 2, 2007.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky


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Mountain area of the United States. The Company currently is active in the Uinta
Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 1. of the Company's 2006 amended Form 10-K filed with the Securities and Exchange Commission on April 5, 2007.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044



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



                                                             GASCO ENERGY, INC.
                                                        CONSOLIDATED BALANCE SHEETS
                                                                (Unaudited)


                                                                             March 31,            December 31,
                                                                                 2007                  2006
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                  $6,497,785           $12,876,879
  Restricted investment                                                       3,575,000             3,575,000
  Short-term investments                                                              -             6,000,000
  Accounts receivable
     Joint interest billings                                                  2,430,997             5,955,186
     Revenue                                                                  3,714,216             3,081,850
  Inventory                                                                   2,117,976             1,297,498
  Prepaid expenses                                                              494,962               644,490
                                                                            -----------           -----------
          Total                                                             18,830,936            33,430,903
                                                                            -----------           ----------

PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
     Proved mineral interests                                               173,230,202           159,407,481
     Unproved mineral interests                                              13,961,554            12,538,067
  Wells in progress                                                           7,220,992             5,215,252
  Gathering assets                                                           13,156,647            12,703,346
  Facilities and equipment                                                    8,833,033             8,492,632
  Furniture, fixtures and other                                                 249,248               241,009
                                                                            -----------           -----------
           Total                                                            216,651,676           198,597,787
  Less accumulated  depletion, depreciation, amortization and impairment   (71,370,403)          (68,945,779)
                                                                           ------------          ------------
           Total                                                           145,281,273           129,652,008
                                                                           ------------          -----------

OTHER ASSETS
  Deferred financing costs                                                    2,241,949             2,371,507
                                                                           ------------          ------------
TOTAL ASSETS                                                              $ 166,354,158         $ 165,454,418
                                                                          =============         =============








          The notes contained in Form 10-Q filed on May 2, 2007 are an integral part of the consolidated financial statements.




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



                                                             GASCO ENERGY, INC.
                                                        CONSOLIDATED BALANCE SHEETS
                                                                (Unaudited)

                                                                                March 31,              December 31,
                                                                                   2007                    2006

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                              $5,591,509            $16,228,056
  Revenue payable                                                                1,513,762              1,678,427
  Advances from joint interest owners                                            1,182,298              2,955,376
  Accrued interest                                                               1,737,853                844,102
  Accrued expenses                                                                 345,735                595,000
                                                                               -----------             ----------
           Total                                                               10,371,157              22,300,961
                                                                               -----------             ----------

NONCURRENT LIABILITIES
   5.5% Convertible Senior Notes                                                65,000,000             65,000,000
   Long-term debt                                                               12,000,000                      -
   Asset retirement obligation                                                     957,634                908,543
   Deferred rent expense                                                            68,061                 72,993
                                                                                ----------             ----------
       Total                                                                    78,025,695             65,981,536
                                                                                ----------             ----------

STOCKHOLDERS' EQUITY
  Common stock - $.0001 par value;  300,000,000  shares  authorized;
    86,173,715 shares issued and 86,100,015 outstanding as of
    March 31, 2007 and December 31, 2006                                             8,617                  8,617
  Additional paid-in capital                                                   163,608,151            162,646,592
  Accumulated deficit                                                         (85,529,167)           (85,352,993)
  Less cost of treasury stock of 73,700 common shares                            (130,295)              (130,295)
                                                                               -----------             ----------
           Total                                                               77,957,306              77,171,921
                                                                               -----------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 166,354,158           $ 165,454,418
                                                                            =============-          =============











          The notes contained in Form 10-Q filed on May 2, 2007 are an integral part of the consolidated financial statements.



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





                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                         Three Months Ended
                                                                              March 31,
                                                                --------------------------------------
                                                                     2007                       2006

REVENUES
  Gas                                                           $ 5,471,938              $  5,697,115
  Oil                                                               380,767                   232,562
  Gathering                                                         486,666                   483,139
  Interest income                                                   100,360                   846,706
                                                                  ---------                 ---------
          Total                                                   6,439,731                 7,259,522
                                                                  ---------                 ---------
OPERATING EXPENSES
  Lease operating                                                   596,262                   530,015
  Gathering operations                                              354,720                   387,793
  Depletion, depreciation and amortization                        2,336,118                 2,826,542
  General and administrative                                      2,326,077                 2,684,036
  Interest expense                                                1,002,728                 1,008,293
                                                                  ---------                 ---------
           Total                                                  6,615,905                 7,436,679
                                                                  ---------                 ---------
NET LOSS                                                          (176,174)                 (177,157)

Preferred stock dividends                                                                     (1,393)
                                                                -----------                 ---------
NET LOSS ATTRIBUTABLE TO COMMON
   STOCKHOLDERS                                                  $(176,174)               $ (178,550)
                                                                 ==========               ===========


NET LOSS PER COMMON SHARE - BASIC AND DILUTED                     $  (0.00)                  $ (0.00)
                                                                  =========                  ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-
      BASIC AND DILUTED                                          85,734,095                84,643,556
                                                                 ==========                ==========











      The notes contained in Form 10-Q filed on May 2, 2007 are an integral part of the consolidated financial statements.




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






                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                 Three Months Ended
                                                                                      March 31,
                                                                          ------------------------------------
                                                                                2007                    2006
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                    $(176,174)          $ (177,157)
  Adjustment to reconcile net loss to net cash used in
   operating activities
     Depletion, depreciation, amortization and impairment expense              2,314,603            2,821,205
     Accretion of asset retirement obligation                                     21,515                5,338
     Stock-based compensation                                                    957,344              989,417
    Amortization of deferred rent                                                (4,932)                (384)
    Amortization of deferred financing costs                                     129,558              114,542
     Changes in operating assets and liabilities:
        Accounts receivable                                                    2,891,823            (571,207)
      Inventory                                                                (820,478)          (3,389,915)
      Prepaid expenses                                                           149,528              102,417
        Accounts payable                                                     (2,454,844)              201,609
      Revenue payable                                                          (164,665)            (331,548)
      Advances from joint interest owners                                    (1,773,078)              600,021
      Accrued interest                                                           893,751              893,751
        Accrued expenses                                                       (249,265)            (154,000)
                                                                               ---------            ---------
                Net cash provided by operating activities                      1,714,686            1,104,089
                                                                               ---------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                                    (8,239)             (56,843)
  Cash paid for acquisitions, development and exploration                   (26,085,541)         (15,174,942)
  Increase in short-term investments                                                   -         (15,000,000)
  Proceeds from sale of short-term investments                                 6,000,000                    -
  Cash designated as restricted                                                        -             (37,223)
  Cash undesignated as restricted                                                      -            6,564,000
                                                                            -------------        ------------
               Net cash used in investing activities                        (20,093,780)         (23,705,008)
                                                                            ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings under line of credit                                             12,000,000                    -
  Preferred dividends                                                                  -              (1,393)
  Exercise of options to purchase common stock                                         -              557,457
  Cash paid for debt issuance costs                                                    -            (208,051)
                                                                              -----------          ----------
  Net cash provided by financing activities                                   12,000,000              348,013
                                                                              ----------           ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                    (6,379,094)         (22,252,906)

CASH AND CASH EQUIVALENTS:

    BEGINNING OF PERIOD                                                       12,876,879           62,661,368
                                                                              ----------           ----------
    END OF PERIOD                                                            $ 6,497,785         $ 40,408,462
                                                                             ===========         ============

      The notes contained in Form 10-Q filed on May 2, 2007 are an integral part of the consolidated financial statements.



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